EXHIBIT 99.1



                                    AGREEMENT


                  This will confirm the agreement by and among the undersigned that the Schedule 13D dated January 13, 1998, with respect to the ownership of Common Stock of Mace Security International, Inc. by the Nagelberg Family Trust under agreement dated September 24, 1997 ("Trust") and the indirect beneficial ownership of such shares by the undersigned as trustees of the Trust, is filed on behalf of each of us and the Trust.

Dated:  January 13, 1998


                                                     /s/ David S. Nagelberg
                                                  -----------------------------
                                                     David S. Nagelberg


                                                     /s/ Bette Nagelberg
                                                  -----------------------------
                                                     Bette Nagelberg


                                           NAGELBERG FAMILY TRUST
                                           David and Bette Nagelberg, Trustees
                                           UA DTD September 24, 1997


                                                 By: /s/ David S. Nagelberg
                                             ----------------------------------
                                                  David S. Nagelberg, Trustee


                                                 By: /s/ Bette Nagelberg
                                             ----------------------------------
                                                  Bette Nagelberg, Trustee

                               Page 9 of 9 Pages